SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                             ____________

                               FORM 8-K

                            CURRENT REPORT

                   Pursuant to Section 13 or 15(d)
                of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) September 27, 1996



                          BROWN GROUP, INC.
       (Exact name of registrant as specified in its charter)



                               New York
    (State or other jurisdiction of incorporation or organization)


         1-2191                                  43-0197190
(Commission File Number)               (IRS Employer Identification Number)


        8300 Maryland Avenue
        St. Louis, Missouri                         63105
(Address of principal executive offices)          (Zip Code)



                           (314) 854-4000
         (Registrant's telephone number, including area code)



                           NOT APPLICABLE
         (Former name, former address and former fiscal year, if changed since last report)







                           Page 1 of 3 Pages

Item 5.   Other Events
          ------------

          Results for Brown Group, Inc. for the four weeks ended August 31, 1996 and August 26, 1995, and for the seven months ended August 31, 1996 and August 26, 1995 are set forth below. August results reflect a substantial portion of the back-to-school selling season, and the month is generally the most profitable of the year.

          The Corporation's business is subject to seasonal influences, and interim results may not necessarily be indicative of results which may be expected for any other interim period or for the year as a whole.

                            BROWN GROUP, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Thousands, except per share)

                                         One Month Ended          Seven Months Ended
                                     ----------------------   -------------------------
                                     August 31,  August 26,   August 31,   August 26,
                                        1996        1995         1996         1995
                                     ----------  ----------   ----------   ----------
Net Sales                             $159,701   $147,739      $905,469     $848,042
Cost of Goods Sold                     100,359     95,075       565,729      558,674
                                      --------   --------      --------     --------
Gross Profit                            59,342     52,664       339,740      289,368

Selling and Administrative Expenses     46,808     43,455       308,278      288,796
Interest Expense                         1,251      1,175        10,506        9,055
Other (Income) Expense                    (694)        26          (834)       3,448
                                      --------   --------      --------     --------
Earnings (Loss) Before Income Taxes     11,977      8,008        21,790      (11,931)

Income Tax (Provision) Benefit          (3,673)    (2,942)       (7,445)       4,205
                                      --------   --------      --------     --------
Net Earnings (Loss)                   $  8,304   $  5,066      $ 14,345     $ (7,726)
                                      ========   ========      ========     ========
Net Earnings (Loss)
   Per Common Share                   $    .47   $    .29      $    .81     $   (.44)
                                      ========   ========      ========     ========
Average Shares of Common
   Stock Outstanding                    17,669     17,591        17,632       17,593

(1) Results for the seven month period ended August 31, 1996 include an after tax credit of $2,620,000 relating to the LIFO liquidation of footwear manufactured in closed domestic facilities. Results for the four weeks ended August 31, 1996 were not affected by the LIFO credit.

(2) Results for the four weeks ended August 26, 1995 include an after tax credit of $1,105,000 from the liquidation of LIFO inventories. Results for the seven month period ended August 26, 1995 include an after tax charge of $9,632,000 to provide for the cost of factory closings, partially offset by an after tax credit of $3,507,000 from associated LIFO inventory liquidation, for a net charge of 35 cents per share.

                             BROWN GROUP, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS


(Thousands)

                                              August 31,    August 26,
                                                 1996          1995
                                              ----------    ----------
ASSETS

Cash and Cash Equivalents                      $ 21,686     $ 26,205
Receivables, Net                                 84,439       98,083
Inventories (less reserve for valuation of
   last-in, first-out cost at August 31, 1996
   of $23,188 and August 26, 1995 of $30,774)   401,919      358,683
Other Current Assets                             42,094       47,752
                                               --------     --------
                                                550,138      530,723

Property and Equipment - Net                     83,792       94,017
Other Assets                                     69,637       64,267
                                               --------     --------
                                               $703,567     $689,007
                                               ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY

Notes Payable and Current Maturities of
   Long-Term Debt                              $107,000     $151,648
Other Current Liabilities                       227,738      218,475
                                               --------     --------
   Total Current Liabilities                    334,738      370,123

Long-Term Debt and Capitalized Leases           104,023       57,468
Other Liabilities                                26,037       31,081
Shareholders' Equity                            238,769      230,335
                                               --------     --------
                                               $703,567     $689,007
                                               ========     ========

                                                SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      BROWN GROUP, INC.
                                          (Registrant)


                          By /S/ H. E. Rich
                             --------------------------------
                             Executive Vice President and
                             Chief Financial Officer and on
                             Behalf of the Corporation as
                             the Principal Financial Officer


Date: September 27, 1996
      ------------------